EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (No. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125, 333-38895, 333-77323, 333-65818, and 333-65846) of CT Communications, Inc. of our reports dated February 14, 2003, relating to the financial statements of the North Carolina RSA No. 5 Cellular Partnership, North Carolina RSA No. 15 Cellular Partnership, South Carolina RSA No. 2 Cellular General Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, South Carolina RSA No. 8 Cellular General Partnership, and South Carolina RSA No. 9 Cellular General Partnership, which are included in CT Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas

March 28, 2003